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                                                                   EXHIBIT 10.31

                            CITRIX SOLUTIONS NETWORK
                       GOLD RENEWAL MEMBERSHIP AGREEMENT


This Agreement ("Agreement") is between:

     CITRIX SYSTEMS, INC. ("Citrix"), a Delaware corporation, located at 6400 NW 6th Way, Fort Lauderdale, Florida 33309, and FutureLink, a U.S. corporation, located at 200 250 6th Ave. SE Calgary, Alberta, Canada ("CSN Member").

     Whereas, CSN Member desires to recommend or to provide comprehensive computer solutions to its customers in the Territory in accordance with the Member program defined in this agreement; and

     Citrix desires to supply Citrix software and provide services and support on Citrix products to assist CSN Member in providing its customers with such solutions;

     Now, therefore, in consideration of the mutual promises contained herein, the parties agree as follows:

1. MEMBER OBLIGATIONS. Pursuant to this Agreement, Member makes the following promises and undertakes the following obligations to Citrix:

     1.1 CSN Member shall procure Citrix products from authorized distributors of Citrix products in accordance with the terms of the license agreements provided with each product, provided however that CSN Member may distribute the Citrix products in accordance with the license granted in Section 2.1 of this Agreement.

     1.2 When requested by Citrix, CSN Member shall provide information to Citrix regarding sales leads, referrals and services provided by Citrix relating to the Citrix products. The information shall be compiled in the form requested by Citrix or such other form as may be agreed upon by the parties and shall be forwarded to the Citrix address indicated above.

     1.3 CSN Member represents and warrants that all the information provided to Citrix hereunder, is, in all material respects, true and correct to the best of its knowledge and belief, and will continue to be so during the term of this Agreement. Should there be any changes in such information during the course of this Agreement, CSN Member agrees to promptly inform Citrix in writing, giving details of such changes.

     1.4 CSN Member warrants that at all times during the term of this Agreement at least one (1) full-time member of its staff located at CSN Member's principal place of business will be a Citrix Certified Administrator Professional. CSN Member shall, within thirty (30) days replace the CCA Professional on its staff, if said CCA no longer works there.

     1.5 Upon execution of this Agreement, Citrix Solutions Member shall pay the fees set forth in the Section 10 that accompanies this Agreement.

2. CITRIX OBLIGATIONS. Pursuant to this Agreement, Citrix grants the following license, makes the following promises and undertakes the following obligations to CSN Member:

     2.1 Citrix grants to CSN Member a non-exclusive, non-transferable license to distribute Citrix products to end users in the Territory pursuant to the license agreements included with such products.

     2.2 CSN Member is entitled to the support options shown in Sections 11.3 and 11.4 of this Agreement.

     2.3 Citrix will make available all benefits listed in Section 11 of this Agreement.

3.   TRADEMARKS.

     3.1 During the term of this Agreement, CSN Member shall have the right to identify itself as a "Citrix Solutions Provider" or a "Gold Solutions Provider."

     3.2 During the term of this Agreement, CSN Member may refer to Citrix products using the Citrix product trademarks in compliance with local laws and customs concerning the protection of trademarks and trade names if the reference is not misleading and does not indicate or imply Citrix's endorsement, testing, or approval of any other product or of any service offered by CSN Member. The appropriate trademark symbol (either "(TM)" [standard trademark] or (R) [registered trademark] in a superscript following the product name) shall be used whenever a Citrix product name is mentioned in any advertisement, brochure, or material circulated or published in any form whatsoever by CSN Member. The appropriate trademark symbol must be used in conjunction with, at least, the first reference to each Citrix product in all CSN Member's publications.

     3.3 Citrix reserves the right to amend any Citrix trademark, service mark or logo and agrees to notify CSN Member of any such amendments that are relevant to CSN Member's business. CSN Member agrees to ensure that its use of any such mark and/or logo is amended accordingly.
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     3.4  CSN Member shall obtain Citrix's written approval prior to the commencement of any other use of a Citrix trademark or trade name.

     3.5 CSN Member shall not use any Citrix service mark during the term of this Agreement or thereafter.

4.   CONFIDENTIALITY.

     4.1 Each party expressly undertakes to retain in confidence the terms and conditions of this Agreement and all information transmitted to the other that the disclosing party has identified in writing as confidential.

     4.2 Either party may disclose confidential information as required by governmental or judicial order, provided such party gives the other party prompt written notice prior to such disclosure and complies with any protective order (or equivalent) imposed on such disclosure.

     4.3 Neither party shall have an obligation to maintain the confidentiality of information that (i) it received rightfully from a third party prior to its receipt to the disclosing party; (ii) the disclosing party has disclosed to a third party without any obligation to maintain to such information in confidence; or (iii) is independently developed by the obligated party. Each party's obligation under this Section shall survive the expiration or earlier termination of this Agreement and shall extend to the earlier of such time as the information protected hereby falls into the public domain through no fault of the obligated party or five (5) years following termination or expiration of this Agreement.

5.   TERM AND TERMINATION.

     5.1 This Agreement shall take effect on the date of its execution by Citrix ("Effective Date"), and unless terminated earlier as provided herein, shall continue for a period of one year from the Effective Date. Either party shall have the right to terminate this Agreement at any time, without cause and without the intervention of the courts, on the giving of thirty (30) days' prior written notice. Neither party shall be responsible to the other for any costs or damages resulting from the termination of this Agreement.

     5.2 Upon expiration or termination of this Agreement, all rights and licenses granted by this Agreement shall revert to Citrix and CSN Member shall immediately cease use of all licenses and the Citrix Solutions Provider logo, and shall cease to represent itself as a Citrix Solutions Provider.

6.   NEW PRODUCTS.

     6.1 Notwithstanding any other provisions of this Agreement, Citrix may elect any time during the term of this Agreement to announce new Citrix products to which the terms and conditions of this Agreement may not apply. New versions (upgrades), minor product revisions (updates), and maintenance releases of existing titles are not considered new Citrix products.

7.   WARRANTIES/LIMITED WARRANTIES.

     7.1 Citrix warrants Citrix products on the terms set out in the license agreement accompanying each such product. THESE LIMITED WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS, EXPRESSED, IMPLIED, OR STATUTORY, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND AGAINST INFRINGEMENT AND OF ALL OTHER OBLIGATIONS, CONDITIONS, OR LIABILITIES ON CITRIX'S PART EXCEPT AS OTHERWISE PROVIDED BY APPLICABLE LAW.

8.   LIMITATION OF LIABILITY.

     8.1 Subject to applicable law, neither Citrix nor anyone else who has been involved in the creation, production, or delivery of the products or services that are the subject of this Agreement shall be liable for direct, indirect, consequential or incidental damages (including damages for loss of business profits, business interruption, loss of business information, and the like) arising out of the use of or inability to use the Citrix products, or provision of, or failure to provide, support, even if Citrix has been advised of the possibility of such damages. Because some jurisdictions do not allow the exclusion or limitation of consequential or incidental damages, the above limitation may not apply. In any event, except as otherwise provided by law, the liability of Citrix or its suppliers, whether for negligence, breach of contract, breach of warranty, or otherwise, shall, in the aggregate, not exceed the amount paid to Citrix by CSN Member hereunder.

9.   PURCHASE COMMITMENT; TERRITORY.

     9.1  The benefits offered to Citrix Gold Solutions Providers pursuant to this agreement are based upon a commitment by CSN Member to achieve an annual distribution to end users of a minimum of One Hundred Thousand Dollars ($100,000) of Citrix products. During the term of this Agreement, CSN Member shall inform Citrix if, for any twelve-month period beginning on the date of execution of this Agreement or, in subsequent years, on the anniversary of such date, the CSN Member shall not achieve this committed volume. The achievement of the committed volume will be demonstrated at the close of each annual period by submission to Citrix of copies of paid invoices for Citrix products.
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        9.2     CSN Member Territory: United States of America, Canada, Puerto
                Rico, Bermuda, The Bahamas and Jamaica.

10.     FEES, PAYMENT TERMS.

        10.1 A fee in the amount of 0 for the products and services provided by Citrix pursuant to this Agreement shall be submitted to Citrix with CSN Member's signed copy of this Agreement.

11. CITRIX AGREES TO PROVIDE THE FOLLOWING PRODUCTS AND SERVICES TO CITRIX GOLD SOLUTIONS PROVIDERS:

        11.1 Not-for-Resale Softeware for Internal Use - Citrix will provide each CSN Member an update to the current version of the one (1) not-for-resale copy of each Citrix product procured by CSN Member hereunder solely for internal use to provide support to end users.

        11.2 Citrix Tool Box - The tool box will include marketing, sales and technical information and materials useful in the promotion of Citrix-based solutions.

        11.3 Support Engineer - Citrix will assign a Citrix support engineer to provide technical support by telephone and/or on-line to each CSN Member. Such technical support shall:

                11.3.1 Be provided only to a CSN Member's Citrix Certified Administrator Professional;

                11.3.2 Consist of access to a Citrix support engineer on weekdays (other than nationally recognized holidays) between the hours of 8:00 AM and 9:00 PM (EST) for reporting problems encountered in the use of Citrix products and the provision of workarounds released by Citrix to address reported problems; and

                11.3.3 Require the submission by email of a problem report which includes a description of the software bug and a test case which demonstrates the bug on the then current penultimate release of the Citrix product.

        11.4 On-line Technical Support - CSN Member shall be provided on-line technical support via CompuServe forum and/or BBS and FTP sites.

        11.5 Market Development Program - Citrix will provide up to Fifteen Hundred Dollars ($1,500) in matching Market Development
                Funds and Volume Bonus rewards. These funds may be used to reimburse expenditures by CSN Member for pre-approved marketing activities such as seminars, mailings and advertising. During the term of this Agreement, CSN Member will continue to be eligible to participate in the Market Development programs offered by Citrix to CSN Member. All funds expire if not used during the term of this Agreement.

        11.6 Volume Bonus Program - For every Fifty Thousand Dollars ($50,000) in Citrix products acquired by CSN Member from a Citrix authorized Distributor (as demonstrated by submission to Citrix of copies of paid invoices for Citrix products), CSN Member will receive product as described in the terms of the Volume Bonus Award Program.

        11.7 Sales Lead Program - During the term of this Agreement, CSN Member will be eligible to participate in Citrix generated sales leads and referrals programs offered by Citrix to CSN Member in CSN Member's designated market place.

        11.8 Web Page Listing - Citrix will list CSN Member on the Citrix Web Page within sixty (60) days of Member completing all requirements of membership.

        11.9 Citrix Sales Representative - Citrix will assign a Citrix sales representative to assist CSN Member in the marketing of products.

        11.10 Citrix Corporation Evaluation Program - Citrix grants to CSN Member a non-exclusive, non-transferable license to sublicense a limited number of copies of Citrix products to end users for evaluation purposes only in accordance with the terms of the Citrix Evaluation Program. The terms of the Citrix Evaluation Program are available upon request and may be amended by Citrix at any time.

        11.11 On-Site Sales Training - Citrix will provide on-site sales training to the Platinum Solutions Provider 6 times throughout the term of this agreement.

12.     GENERAL.

        12.1 Except as expressly granted herein, no license regarding the use of Citrix's copyrights, patents, trademarks or trade names is granted or will be implied.

        12.2 If a particular provision of the Agreement is terminated or held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, this Agreement shall remain in full force and effect as to the remaining provisions.

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     12.3   No waiver of any breach of any provisions of this Agreement shall constitute a waiver of any prior, concurrent, or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

     12.4 Neither this Agreement, nor any terms and conditions contained herein, shall be construed as creating a partnership, joint venture, franchise or agency relationship between Citrix and CSN Member.

     12.5 CSN Member agrees that it shall inform its customers that CSN Member is an independent business from Citrix, and shall not hold itself out as an agent of Citrix, or attempt to bind Citrix to any third-party agreement. CSN Member shall defend, indemnify, and hold harmless Citrix from and against all liabilities, claims, costs, fines, and damages of any type (including attorney's fees) arising out of or in any way related to CSN Member's delivery of training services and/or product support to its customers.

     12.6 This Agreement, and any rights or obligations hereunder, shall not be assigned or sublicensed by CSN Member, without prior written consent from Citrix.

     12.7 This Agreement shall be governed by the laws of the State of Florida and CSN Member consents to jurisdiction and venue in the state and federal courts sitting in the State of Florida. If either Citrix or CSN Member employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover costs and attorney's fees.

     12.8 The making, execution and delivery of this Agreement have been induced by no representations, statements, warranties or agreements other than those herein expressed.

     12.9 No term or provision of this Agreement may be changed, waived, discharged or terminated except by a writing signed by duly authorized officers of the parties hereof. The terms of any other documents or electronic communications exchanged (including the terms set forth on any purchase order) shall be of no force or effect unless incorporated herein as a modification or addition to the terms of this Agreement.

     12.10 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous communications including all prior and current Citrix Authorized Reseller and Citrix Authorized Premier Reseller Agreements. It shall not be modified except by a written agreement dated subsequent to the Effective Date of the Agreement and signed on behalf of CSN Member and Citrix by their respective duly authorized representatives.

CSN MEMBER

Company Name:  FutureLink
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Authorized Signature:
                      ----------------------------

Name (printed)
               -----------------------------------

Title:  President
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Date:  4/20/99
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ACCEPTED BY CITRIX SYSTEMS

Authorized Signature:  /s/ MICHELLE KEEFER
                      ----------------------------

Name (printed)  Michelle Keefer
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Title:  Manager, Channel Operations
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Effective Date:   7/16/99
                ----------------------------------